Exhibit 99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Privacore VPC Asset Backed Credit Fund, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Privacore VPC Asset Backed Credit Fund for the period ended March 31, 2026 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Privacore VPC Asset Backed Credit Fund for the stated period.

/s/ Kieran Murray	/s/ Peter Sattelmair
Kieran Murray	Peter Sattelmair
President and Principal Executive Officer	Treasurer and Principal Financial Officer
Privacore VPC Asset Backed Credit Fund	Privacore VPC Asset Backed Credit Fund

Dated: 6/8/2026	Dated: 6/8/2026

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Privacore VPC Asset Backed Credit Fund for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.